Exhibit 10.3

NASDAQ, INC.
RESTRICTED STOCK UNIT AWARD CERTIFICATE

Award Date: June 15, 2021	Number of Restricted Stock Units: # OF SHARES
THIS CERTIFIES THAT Nasdaq, Inc. (the “Company”) has on the Award Date specified above granted to
NAME
(the “Director”) an award (the “Award”) to receive the number of Restricted Stock Units (the “RSUs” or “Restricted Stock Units”) indicated in the box above labeled “Number of Restricted Stock Units,” with each RSU representing the right to receive one share (“Share”) of the Company’s common stock, $0.01 per value per share (the “Common Stock”), subject to certain restrictions and on the terms and conditions contained in this award certificate (the “Award Certificate”) and the Nasdaq, Inc. Equity Incentive Plan (as amended and restated April 24, 2018) (the “Plan”). Capitalized terms not otherwise defined have the meanings set forth in the Plan. A copy of the Plan is available from the People @ Nasdaq team, and is also available on the Company’s website.
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1.Rights of the Director with Respect to the Restricted Stock Units.
(a)Prior to vesting of the Restricted Stock Units pursuant to Section 2, (i) the Director shall not be treated as a shareholder as to Shares issuable to the Director with respect to such Restricted Stock Units, and shall only have a contractual right to receive such Shares following such vesting, unsecured by any assets of the Company or its Subsidiaries; (ii) the Director shall not be permitted to vote the Restricted Stock Units or the Shares issuable with respect to such Restricted Stock Units; and (iii) the Director’s right to receive such Shares following vesting of the Restricted Stock Units shall be subject to the adjustment provisions set forth in Section 13 of the Plan. The Restricted Stock Units shall be subject to all of the restrictions hereinafter set forth.
(b)At the sole discretion of the Committee, the Director shall be permitted to receive cash payments equal to the dividends and distributions paid on Shares (other than dividends or distributions of securities of the Company which may be issued with respect to Shares by virtue of any stock split, combination, stock dividend or recapitalization) to the same extent as if each Restricted Stock Unit was a Share, and those Shares were not subject to the restrictions imposed by this Award Certificate and the Plan; provided, however, that no dividends or distributions shall be payable to or for the benefit of the Director with respect to record dates for such dividends or distributions occurring on or after the date, if any, on which the Director has forfeited the Restricted Stock Units.
2.Vesting.
(a)Except as otherwise provided under this Award Certificate, and contingent upon the Director’s continued service, the Restricted Stock Units shall vest in accordance with the following vesting schedule: 100% of the Restricted Stock Units shall vest on the first anniversary of the Award Date (specified above) (the “Final Vesting Date”).
3.Termination of Service.
(a)If the Company terminates the Director’s service on the Board on account of “Misconduct” (as such term is defined below), all Restricted Stock Units which have not as of the date of such termination become vested shall be deemed canceled and forfeited on the effective date of such termination without further consideration to the Director.
(b)If the Director’s service on the Board terminates by reason of death or “Disability” (as such term is defined below), all Restricted Stock Units shall become vested on the date of such termination.
(c)If the Director’s service on the Board terminates by reason of the expiration of his “Term” (as such term is defined below) prior to the date his Restricted Stock Units would otherwise vest pursuant to Section 2 hereof, all Restricted Stock Units shall become vested Restricted Stock Units.
(d)     If the Director’s service on the Board terminates for any reason other than those set forth in Sections (a) through (c) of this Section 3, all Restricted Stock Units which have not as of the date of such termination become vested shall be deemed canceled and forfeited on the effective date of such termination without further consideration to the Director.
(e)    For purposes of this Award Certificate the terms “Misconduct,” “Disability,” and “Term” shall have meanings set forth in this Section 3(e):

(i)“Misconduct” means the Director’s conviction of, or pleading nolo contendre to a felony or to any crime, whether a felony or misdemeanor, involving the purchase or sale of any security, mail or wire fraud, theft or embezzlement of Company property or a material breach of the Director’s fiduciary duty to the Company or its shareholders.
(ii)“Disability” means the Director’s physical or mental incapacity for a period of 45 consecutive working days or 60 days in a six (6) month period which makes the Director unable to perform his duties to the Company. Any question as to the existence of the Disability of the Director shall be determined by a qualified physician selected by the Company.

(iii)“Term” shall mean each term of service on the Board commencing on the Director’s election or most recent re-election to the Board and ending on the first anniversary thereafter unless the Director was elected for a longer or shorter period, in which event the longer or shorter period shall be the Term; provided, however, that the Term shall be deemed to include any automatic renewal thereof.
4.Issuance of Shares. Following the applicable vesting date with respect to the Restricted Stock Units, and subject to the terms and conditions of the Plan, the Company will issue Shares with respect to such vested Restricted Stock Units, net of any Shares withheld by the Company to satisfy the payment of taxes as described in Section 7 herein. Such issuance shall take place as soon as practicable following the applicable vesting date (but in no event later than 60 days following the applicable vesting date described in Section 2 above). The Shares issued in respect of the Restricted Stock Units shall be subject to such stop transfer orders and other restrictions as the Committee may determine is required by the rules, regulations, and other requirements of the Securities and Exchange Commission, The Nasdaq Stock Market, any applicable federal, state or local laws and the Company’s Certificate of Incorporation and By-Laws, and the Committee may cause a legend or legends to be put on such Shares to make appropriate reference to such restrictions. The Company may make delivery of Shares in settlement of Restricted Stock Units by either (A) delivering certificates representing such Shares to the Director, registered in the name of the Director, or (B) by depositing such Shares into a stock brokerage account maintained for the Director. The Company will not deliver any fractional shares of Common Stock but will instead round down to the next full number the amount of shares of Common Stock to be delivered.
Notwithstanding anything in this Section 4 to the contrary, the Company may, in its sole discretion, settle the Restricted Stock Units in the form of a cash payment to the extent settlement in Shares is prohibited under local law, or would require the Director, the Company and/or a Subsidiary to obtain the approval of any governmental and/or regulatory body in the Director’s country of residence (and country where the Director performs services, if different). Alternatively, the Company may, in its sole discretion, settle the Restricted Stock Units in the form of Shares but require the Director to immediately sell such Shares (in which case, the Award Certificate shall give the Company the authority to issue sales instructions on behalf of the Director).
5.No Right to Continued Service. Neither the Plan nor this Award Certificate shall confer on the Director any right to be retained, in any position, as an employee, consultant or director of the Company.
6.Transferability.
(a)At any time prior to becoming vested, the Restricted Stock Units are not transferable and may not be sold, assigned, transferred, disposed of, pledged or otherwise encumbered by the Director, other than by will or the laws of descent and distribution. Upon such transfer (by will or the laws of descent and distribution), such transferee in interest shall take the rights granted herein subject to all the terms and conditions hereof.

(b)Subject to Section 6(a) hereof, in order to comply with any applicable securities laws, the Shares issued to the Director with respect to vested Restricted Stock Units may only be sold by the Director following registration of such Shares under the U.S. Securities Act of 1933, as amended, or pursuant to an exemption therefrom.
(c)Following settlement and issuance of Shares, in the event the Company permits the Director to arrange for sale of Shares through a broker or another designated agent of the Company, Director acknowledges and agrees that the Company may block any such sale and/or cancel any order to sell placed by the Director, in each case if the Director is not then permitted under the Company’s insider trading policy to engage in transactions with respect to securities of the Company. If the Committee determines that the ability of the Director to sell or transfer Shares is restricted, then the Company may notify the Director in accordance with Section 13 of this Award Certificate. The Director may only sell such Shares in compliance with such notification from the Company.
7.Withholding.
(a)The Director acknowledges that, regardless of any action taken by the Company, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Director's participation in the Plan and legally applicable to the Director (“Tax-Related Items”), is and remains the Director's responsibility and may exceed any amount actually withheld by the Company and/or any Subsidiary. The Director further acknowledges that the Company (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including the grant, vesting or settlement of the Restricted Stock Units, the issuance of Shares upon settlement of the RSUs, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends and/or dividend equivalent amounts; and (ii) do not commit to, and are under no obligation to, structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate Director's liability for Tax-Related Items or achieve any particular tax result. Further, if the Director has become subject to Tax-Related Items in more than one jurisdiction, the Director acknowledges that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)In order to comply with all applicable federal, state and local tax laws or regulations, the Company may take such actions as it deems appropriate to ensure that all applicable Tax-Related Items are withheld or collected from the Director.
(c)In accordance with the terms of the Plan, and such rules as may be adopted by the Committee under the Plan, the Director may elect to satisfy the Director’s obligations with regard to all Tax-Related Items arising from the receipt of, the vesting of or the lapse of restrictions relating to, the Restricted Stock Units, by (i) delivering cash, check or money order payable to the Company, (ii) delivering to the Company other Shares, (iii) having the Company withhold a portion of the Shares otherwise to be delivered having a Fair Market Value sufficient to satisfy the statutory withholding required with respect thereto to the extent permitted by the Company; or (iv) having the Company withhold any amounts necessary to pay the statutory withholding required from the Director’s salary or other amounts payable to the Director. The

Company will not deliver any fractional Shares but will instead round down to the next full number the amount of Shares to be delivered. The Director’s election must be made on or before the date that any such withholding obligation with respect to the Restricted Stock Units arises. If the Director fails to timely make such an election, the Company shall have the right to withhold a portion of the Shares otherwise to be delivered having a Fair Market Value equal to the statutory amount of withholding with respect to applicable taxes, as determined by the Company in its sole discretion. The net settlement of the shares underlying the vested Restricted Stock Units and the delivery of Shares previously owned are hereby specifically authorized alternatives for the satisfaction of the foregoing withholding obligation. To the extent necessary to meet any obligation to withhold Federal Insurance Contributions Act taxes before delivery of the Shares, the Company is authorized to deduct those taxes from other compensation.
8.Governing Law. This Award Certificate shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions thereof.
9.Amendments. The Company, acting by means of the Committee, has the right, as set forth in the Plan, to amend, alter, suspend, discontinue or cancel this Award, prospectively or retroactively; provided however, that no such amendment, alteration, suspension, discontinuance or cancelation of the RSUs will adversely affect the Director’s material rights under this Award Certificate without the Director’s consent. The Company has the authority to amend this Award Certificate, consistent with the foregoing, without the Director’s written agreement, except as set forth in this Section 9.
In the event that the Company is reorganized or liquidated, or if all or substantially all of its assets are sold, or if the Company is merged or consolidated with another corporation or entity (or in the event the Company consummates a written agreement to accomplish any of the foregoing), the Committee may, in its sole discretion and upon at least 10 days advance notice to the Director, cancel any outstanding RSUs and cause the Director to be paid (in cash or in stock, or any combination thereof) the value of such RSUs based upon the price per share of Common Stock received or to be received in the transaction.
10.Administration. This Award Certificate shall at all times be subject to the terms and conditions of the Plan. Capitalized terms not defined in this Award Certificate shall have the meanings set forth in the Plan. The Committee shall have sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of the Committee with respect thereto and this Award Certificate shall be final and binding upon the Director and the Company. The Committee has the authority and discretion to determine any questions which arise in connection with the award of the Restricted Stock Units hereunder.
11.Compliance with Code Section 409A for U.S. Taxpayers.
(a)Distributions of Shares in settlement of Restricted Stock Units as described herein which represent a “deferral of compensation” within the meaning of Code Section 409A shall conform to the applicable requirements of Code Section 409A. However, distributions as aforesaid shall not be deemed to be a "deferral of compensation" subject to Code section 409A to the extent provided in the exception in Treasury Regulation Section 1.409A-1(b)(4) for short-term deferrals.

(b)It is the intention of the Company and Director that this Award Certificate not result in an unfavorable tax consequence to the Director under Code Section 409A. Accordingly, as permitted by the Plan, the Company may at any time (without the consent of the Director) modify or amend the Plan or this Award Certificate to the extent necessary to ensure that the Award is not “deferred compensation” subject to Code Section 409A (or, alternatively, to conform to the requirements of Code Section 409A). Any such amendments shall be made in a manner that preserves to the maximum extent possible the intended benefits to Director. This paragraph does not create an obligation on the part of Company to modify this Award Certificate and does not guarantee that the amounts or benefits owed under this Award Certificate will not be subject to interest and penalties under Code Section 409A. For purposes of applying the provisions of Code Section 409A, to the extent applicable, each group of Restricted Stock Units that would vest in accordance with Section 2 shall be treated as a separate payment.
(c)While the Company intends that this Award Certificate and the RSUs granted hereunder comply with or be exempt from the requirements of Code Section 409A and any related regulations or other guidance promulgated thereunder, neither the Company or the Committee nor any of their respective affiliates shall be liable to any person for the tax consequences of any failure to comply with the requirements of Code Section 409A or any other tax consequences relating to this Award.
12.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Director’s participation in the Plan, on the Restricted Stock Units and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Director, as a condition of receipt of Shares underlying a Restricted Stock Unit, to sign any additional Award Certificates or undertakings that may be necessary to accomplish the foregoing.
13.Notices. Any notice, request, instruction or other document given under this Award Certificate shall be in writing and may be delivered by such method as may be permitted by the Company, and shall be addressed and delivered, in the case of the Company, to the Secretary of the Company at the principal office of the Company and, in the case of the Director, to the Director’s address as shown in the records of the Company or to such other address as may be designated in writing (or by such other method approved by the Company) by either party.
14.Severability. The invalidity or unenforceability of any provision of this Award Certificate shall not affect the validity or enforceability of any other provision of this Award Certificate, and each other provision of the Award Certificate shall be severable and enforceable to the extent permitted by law.
15.Award Subject to Plan; Amendments to Award. This Award is subject to the Plan as approved by the shareholders of the Company. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained in this Award Certificate and a term or provision of the Plan, the applicable terms and provisions of this Award Certificate will govern and prevail.

16.Discretionary Nature of Plan; No Vested Rights. The Plan is discretionary in nature and limited in duration, and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of the Award represented by this Award Certificate is exceptional, voluntary and occasional and does not create any contractual or other right to receive an award or benefit in lieu of an award in the future, even if awards have been granted repeatedly in the past. Future Awards, if any, will be at the sole discretion of the Company, including, but not limited to, the form and timing of an Award, the number of Shares subject to the Award, and the vesting provisions. Any amendment, modification or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Director’s service with the Company.
17.     Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the RSU or future Awards granted under the Plan by electronic means or request the Director’s consent to participate in the Plan by electronic means. By accepting this Award, the Director hereby consents and agrees to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
18.English Language. The Director acknowledges and agrees that it is the Director’s express intent that the Plan, this Award Certificate, any addendum and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Award, be drawn up in English. Unless specifically indicated, if the Director has received the Plan, this Award Certificate, any addendum or any other documents related to the Award translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version shall control.
19.Nature of Grant. In accepting the Award, the Director acknowledges, understands and agrees that:
(i)    the Plan is established voluntarily by the Company, it is discretionary in nature, and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(ii)    the Award is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;
(iii)    all decisions with respect to future Awards or other grants, if any, will be at the sole discretion of the Company;
(iv)    the Director is voluntarily participating in the Plan;
(v)        the future value of the Shares underlying the RSUs is unknown and indeterminable; and
(vi)    the Director acknowledges and agrees that neither the Company nor any Subsidiary shall be liable for any foreign exchange rate fluctuation between the

Director’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to the Director pursuant to the vesting and settlement of the RSU or the subsequent sale of any Shares issued upon settlement.
20.Consent to Collection, Processing and Transfer of Personal Data. Pursuant to applicable personal data protection laws, the Company hereby notifies the Director of the following in relation to the Director’s personal data and the collection, processing and transfer of such data in relation to the Company’s grant of this Award and the Director’s participation in the Plan. The collection, processing and transfer of the Director’s personal data are necessary for the Company’s administration of the Plan and the Director’s participation in the Plan. The Director’s denial and/or objection to the collection, processing and transfer of personal data may affect the Director’s participation in the Plan. As such, the Director voluntarily explicitly and unambiguously acknowledges and consents (where required under applicable law) to the collection, use, processing and transfer of personal data as described in this Award Certificate and any other Award grant materials by and among, as applicable, the Company and its Subsidiaries for the purpose of implementing, administering and managing the Director's participation in the Plan.
The Company holds certain personal information about the Director, including name, home address, email address and telephone number, date of birth, social security number, passport number or other employee identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Awards or any other entitlement to Shares awarded, canceled, purchased, vested, unvested or outstanding in Director’s favor, for the purpose of managing and administering the Plan (“Data”). The Data may be provided by the Director or collected, where lawful, from third parties, and the Company will process the Data for the exclusive purpose of implementing, administering and managing the Director’s participation in the Plan. The Data processing will take place through electronic and non-electronic means according to logics and procedures strictly correlated to the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations in the Director’s country of residence. Data processing operations will be performed minimizing the use of personal and identification data when such operations are unnecessary for the processing purposes sought. Data will be accessible within the Company’s organization only by those persons requiring access for purposes of the implementation, administration and operation of the Plan and for the Director’s participation in the Plan.

The Company may further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, or elsewhere throughout the world, such as the United States. The Director hereby authorizes (where required under applicable law) them to receive, possess, use, retain and transfer the Data, in electronic or other form, for purposes of implementing, administering and managing the Director’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on the Director’s behalf to a broker or other third party with whom the Director may elect to deposit any Shares acquired pursuant to the Plan.

The Director may, at any time, exercise his or her rights provided under applicable personal data protection laws, which may include the right to (a) obtain confirmation as to the existence of the Data, (b) verify the content, origin and accuracy of the Data, (c) request the integration, update, amendment, deletion, or blockage (for breach of applicable laws) of the Data, and (d) to oppose, for legal reasons, the collection, processing or transfer of the Data which is not necessary or required for the implementation, administration and/or operation of the Plan and the Director’s participation in the Plan. The Director may seek to exercise these rights by contacting the Office of the Corporate Secretary.
Finally, upon request of the Company, the Director agrees to provide an executed data privacy consent form (or any other agreements or consents that may be required by the Company) that the Company may deem necessary to obtain from the Director for the purpose of administering the Director’s participation in the Plan in compliance with the data privacy laws in the Director’s country, either now or in the future. The Director understands and agrees that the Director will not be able to participate in the Plan if the Director fails to provide any such consent or agreement requested by the Company.
21.Private Placement. The grant of the RSUs is not intended to be a public offering of securities in the Director’s country of residence (and country of employment, if different). The Company has not submitted any registration statement, prospectus or other filings with the local securities authorities (unless otherwise required under local law), and the grant of the RSUs is not subject to the supervision of the local securities authorities.
22.Addendum to Award Certificate. Notwithstanding any provisions of this Award Certificate to the contrary, the Award shall be subject to any special terms and conditions for the Director’s country of residence (and country where services are primarily performed, if different), as are set forth in the applicable addendum (the “Addendum”) as attached to the Award Certificate. Further, if the Director transfers residence to another country reflected in an Addendum to the Award Certificate, the special terms and conditions for such country will apply to the Director to the extent the Company determines, in its sole discretion, that the application of such terms is necessary or advisable in order to comply with local laws, rules, and regulations, or to facilitate operation and administration of the Plan. Any applicable Addendum shall constitute part of this Award Certificate.
23.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Director's participation in the Plan, or his acquisition or sale of the underlying Shares. The Director acknowledges that he should consult with his own personal tax, legal and financial advisors regarding his participation in the Plan before taking any action related to the Plan.
24.Entire Agreement. This Award Certificate represents the entire understanding and agreement between the parties with respect to the subject matter of this Award Certificate and supersedes and replaces all previous agreements, arrangements, understandings, rights, obligations and liabilities between the parties in respect of such matters.
25.Insider Trading / Market Abuse Laws. The Director acknowledges that, depending on the Director’s or the Director’s broker’s country of residence or where the Shares are listed, the Director may be subject to insider trading and/or market abuse laws, which may affect the Director's ability to accept, acquire, sell or otherwise dispose of Shares, rights to shares (e.g.,

RSUs) or rights linked to the value of shares (e.g., phantom awards, futures) during such times as the Director is considered to have "inside information" (regarding the Company as defined by the laws or regulations in the Director's country). Local insider trading laws and regulations may prohibit the cancellation or amendment or amendment of orders the Director placed before the Director possessed inside information. Furthermore, the Director could be prohibited from (i) disclosing the inside information to any third party (other than on a "need to know") and (ii) "tipping" third parties or causing them otherwise to buy or sell securities. The Director should keep in mind third parties includes fellow directors and employees of the Company. Any restrictions under these laws and regulations are separate from and in addition to any restrictions that that may be imposed under any applicable Company’s insider trading policy. The Director acknowledges that it is his or her responsibility to be informed of and compliant with any such laws and such Company’s policies, and is hereby advised to speak to his or her personal legal advisor on this matter.
26.Waiver. The Director acknowledges that a waiver by the Company of a breach of any provision of this Award Certificate shall not operate or be construed as a waiver of any other provision of this Award Certificate, or of a prior or subsequent breach by the Director or any other Director.

[Signature Page Follows]

NASDAQ, INC.

By:
Name: Bryan Smith
Title: EVP and Chief People Officer

ADDENDUM

Terms and Conditions
This Addendum includes additional terms and conditions that govern the award of Restricted Stock Units granted to the Director under the Nasdaq, Inc. Equity Incentive Plan (as amended and restated April 24, 2018) (the “Plan”) if the Director is resident and/or primarily performs services in one of the countries listed below. If the Director transfers residency and/or employment to another country reflected below following the Award Date, the additional terms and conditions for such country will apply to the Director’s RSUs to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules, and regulations or to facilitate the operation and administration of the RSUs and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Director’s transfer). Certain capitalized terms used but not defined in this Addendum have the meanings set forth in the Plan and/or the Restricted Stock Unit Award Certificate (the “Award Certificate”).
Notifications
This Addendum also includes information regarding exchange controls and certain other issues of which the Director should be aware with respect to participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of June 2021. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Director not rely on the information in this Addendum as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time that the RSUs vest or the Director sells Shares acquired under the Plan.
In addition, the information contained herein is general in nature and may not apply to the Director’s particular situation and the Company is not in a position to assure the Director of any particular result. Accordingly, the Director is advised to seek appropriate professional advice as to how the relevant laws in the Director’s country may apply to his or her situation.
SWEDEN
There are no country-specific provisions.
UNITED ARAB EMIRATES
Notifications
1.    Securities Law Information. This Award Certificate and the Plan are intended for distribution only to directors, employees or former employees of the Company and its Subsidiaries or affiliates for the purposes of implementing an equity compensation plan. The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with this Award Certificate and the Plan. Neither the Ministry of

Economy nor the Dubai Department of Economic Development have approved this Award Certificate and/or the Plan nor taken steps to verify the information set out in it, and have no responsibility for it. The securities to which this Award Certificate and the Plan relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If the Director does not understand the contents of this document he is advised to consult an authorized financial adviser.